===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                               _________________

                                   FORM 8-K


                                CURRENT REPORT



                    PURSUANT TO SECTION 13 OR 15(d) of the
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported):  April 16, 1997



                                COMCAST CORPORATION
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)


  Pennsylvania                    0-6983                       23-1709202
---------------              ----------------                --------------
(State or other              (Commission file                 (IRS employer
jurisdiction of                    number)                   identification
 incorporation)                                                    no.)



          1500 Market Street, Philadelphia, PA             19102
          -------------------------------------------------------
          (Address of principal executive offices)     (Zip Code)




     Registrant's telephone number, including area code (215) 665-1700

===============================================================================


ITEM 5. OTHER EVENTS.

      On April 16, 1997, Comcast Corporation announced that its wholly-owned subsidiary, Comcast Cable Communications, Inc. ("Comcast Cable") intends to offer approximately $1.0 billion of notes (the "Notes") through a 144A offering with Registration Rights.

      The Notes will be obligations of Comcast Cable and will not be obligations of, nor guaranteed by, Comcast Corporation. The interest rate and certain other terms of the Notes have not yet been determined and will be based on market conditions at the time of pricing. There can be no assurance that acceptable terms will be reached or that the offering will be consummated.

      Comcast Cable anticipates using the net proceeds from the offering to repay existing borrowings by its subsidiaries. The balance, if any, will be used for general corporate purposes.

      Attached hereto as Exhibit (1) is a copy of the Press Release from Comcast Corporation.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (b)  Exhibits.

      (1)  Press Release dated April 16, 1997 from Comcast Corporation.


                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: April 16, 1997             COMCAST CORPORATION


                                  By:  /s/ Joseph J. Euteneuer
                                     --------------------------------------
                                       Joseph J. Euteneuer
                                       Vice President and Corporate Controller





                                 EXHIBIT INDEX


Exhibit No.                      Exhibit                                  Page
-----------                      -------                                  ----

    (1)          Comcast Corporation Press Release dated April 16, 1997.    1